NOTICE OF FULL REDEMPTION

GLAUKOS CORPORATION

2.75% Convertible Senior Notes due 2027

CUSIP: 377322 AB8

NOTICE IS HEREBY GIVEN pursuant to Section 16.02 of the Indenture, dated as of June 11, 2020 (the “Indenture”), by and between Glaukos Corporation, as issuer (the “Company”), and Computershare Trust Company, National Association, as successor to Wells Fargo Bank, National Association, as trustee (the “Trustee” and the “Paying Agent”), that all of the Company’s outstanding 2.75% Convertible Senior Notes due 2027 (the “Securities”) shall be redeemed pursuant to Section 16.01 of the Indenture on December 16, 2024 (the “Redemption Date”) at the price listed below of the principal amount (the “Redemption Price”) together with accrued and unpaid interest, if any, to, but excluding, the Redemption Date. Capitalized terms used in this Notice, unless otherwise defined herein, have the meanings ascribed to such terms in the Indenture.

*CUSIP	Maturity	Rate	Principal Amount	Redemption Price
377322AB8	June 15, 2027	2.75%	$57,500,000	100.000%

The Securities called for redemption must be surrendered to the Paying Agent in order to collect the Redemption Price, plus accrued and unpaid interest, if any, to, but excluding, the Redemption Date. If held via the Depositary, Securities can be surrendered to the Paying Agent via the procedures of the Depositary. If held in certificated form, Securities can be surrendered to the Paying Agent in the following manner:

Regular Mail, Registered & Certified Mail, or Courier:

Computershare Trust Company, N.A.

1505 Energy Park Drive

St. Paul, MN 55108

Telephone Inquiries: (800) 344-5128

Email Inquiries: cctbondholdercommunications@computershare.com

Please refer to the CUSIP Number when making inquiries.

Delivery of the Notes to an address other than as set forth above, or transmission of instructions other than as set forth above, will not constitute a valid delivery.

Unless the Company defaults in paying the Redemption Price on the Redemption Date and the Securities are not redeemed, interest on the principal amount designated to be redeemed shall cease to accrue on and after the Redemption Date, and the only remaining right of the holders of Securities is to receive payment of the Redemption Price upon surrender to the Paying Agent of the Securities redeemed.

CONVERSION RIGHT

Any Securities as to which this Notice has been given may be converted into shares of common stock of the Company (the “Common Stock”) pursuant to the terms and conditions of the Indenture, including Section 14.01(b)(v) and the Procedures outlined in Section 14.02. For any Securities surrendered for conversion thereunder, the Settlement Method shall be Physical Settlement. The Securities are convertible up to 5:00 p.m. New York City time on December 13, 2024 (the business day prior to the Redemption Date), unless the Company fails to pay the Redemption Price, in which case a Holder of such Notes may convert such Notes until the Redemption Price has been paid or duly provided for. The Securities have a Conversion Rate of 17.8269 shares of Common Stock per $1,000 principal amount, and are subject to Additional Shares of 0.3501 per $1,000 principal amount in accordance with Section 14.03 of the Indenture.  The Securities are therefore convertible into 18.1770 shares of Common Stock per $1,000 of principal amount surrendered for conversion thereunder.

IMPORTANT NOTICE

Pursuant to U.S. federal tax laws, holders have a duty to provide the applicable type of tax certification form issued by the U.S. Internal Revenue Service (the “IRS”) to the Trustee to ensure payments are reported accurately to holders and to the IRS. The Trustee may also request any additional documents that are reasonably necessary to ensure payments are reported accurately to you and to the IRS (collectively, “Tax Certification Forms”). In order to permit accurate withholding (or to prevent withholding), a complete and valid tax certification form must be received by the Trustee before payment of the redemption proceeds is made to holders. Failure to timely provide a valid tax certification form as required will result in the maximum amount of U.S. withholding tax being deducted from any redemption payment that is made to the Holder.

Holders of Securities should consult their own tax advisors concerning the tax consequences of converting their Securities.

*Neither the Trustee nor the Company shall be held responsible for the selection or use of the CUSIP number, nor is any representation made as to their correctness or accuracy as listed in the redemption notice or printed in the Securities. It is included solely for convenience of the holders of Securities. The Trustee is not responsible for any of the statements in this Notice, all of which should be deemed to be made exclusively by the Company.

By Glaukos Corporation

Dated: October 4, 2024